UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 15, 2007
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or other jurisdiction of Incorporation or organization)	1-31398 (Commission File Number)	75-2811855 (IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas (Address of Principal Executive Offices)	79706 (Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 15, 2007, the Compensation Committee of the Board of Directors of Natural Gas Services Group, Inc. approved an increase in the annual, base salary of Stephen C. Taylor, Chairman of the Board, President and Chief Executive Officer. Effective January 15, 2007, Mr. Taylor’s base salary was increased from $175,000 to $210,000 per year, which increase was made by the Compensation Committee in connection with its annual review of Mr. Taylor’s salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor, Chairman of the
Board, President and Chief Executive Officer

Dated: January 16, 2007

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